 Exhibit 99.1

For Immediate Release
COUNSEL CORPORATION AND C2 GLOBAL TECHNOLOGIES INC.
SETTLE C2 SHAREHOLDER LITIGATION

TORONTO, ONTARIO, JUNE 19, 2008 - Counsel Corporation (TSX: CXS) (“Counsel”) and its publicly traded U.S. subsidiary, C2 Global Technologies Inc. (OTCBB: COBT) (“C2”) announced today that they had settled the litigation commenced in April 2004 by certain shareholders of C2. All amounts are stated in U.S. dollars.

In April 2004, certain shareholders of C2 filed derivative and securities lawsuits in the Superior Court of the State of California against Counsel, C2 and several affiliated companies, as well as four present and former officers and directors of C2. Counsel and C2 believe, and have always maintained, that the claims are without merit and have defended the actions.

In order to settle the litigation, and without any admission of liability by the defendants, the parties have agreed to the following: (i) Counsel and/or certain of its affiliates, other than C2, will pay a total of $520,000 to the named plaintiffs; (ii) Counsel and/or a subsidiary other than C2 will give the plaintiffs approximately 370,000 common shares of C2, being five common shares of C2 for every share of C2 owned by the plaintiffs when the litigation commenced; (iii) plaintiffs who were also dissenting shareholders in an appraisal action filed by C2 in Florida in June 2004 will withdraw their dissent and C2 will return the shares that they tendered; (iv) Counsel and/or an affiliate will transfer 350,000 common shares to C2 for cancellation to settle the derivative claims of the litigation.

As a result of the transfer of common shares to the plaintiffs and the cancellation of the shares transferred to C2, Counsel’s percentage ownership in C2 will be reduced from approximately 92.5% to 90.8%. In 2007, Counsel accrued a liability for the approximate amount of the settlement; consequently, the settlement will not have a material effect on its business, results of operations, financial position or liquidity.

About Counsel Corporation

Counsel Corporation (TSX: CXS) is an international asset management firm that actively partners with businesses to achieve shared success and to unlock value through leveraging our relationships, our access to capital and our strategic market experience. For further information, please visit Counsel’s website at www.counselcorp.com.

About C2 Global Technologies Inc.

C2’s business is focused on licensing its patents, which include two foundational patents in VoIP technology. C2 plans to realize value from its intellectual property by offering licenses to service providers, equipment companies and end-users that are deploying VoIP networks for phone-to-phone communications. C2 also invests in Internet-based e-commerce businesses. For further information, please visit C2’s website at www.c-2technologies.com.

Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, as amended, that are based on management’s exercise of business judgment as well as assumptions made by, and information currently available to, management. When used in this document, the words “may”, “will”, “anticipate”, “believe”, “estimate”, “expect”, “intend”, and words of similar import, are intended to identify any forward-looking statements. You should not place undue reliance on these forward-looking statements. These statements reflect our current view of future events and are subject to certain risks and uncertainties as noted in our securities and other regulatory filings. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results could differ materially from those anticipated in these forward-looking statements. We undertake no obligation, and do not intend, to update, revise or otherwise publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our expectations will materialize. Many factors could cause actual results to differ materially from our forward-looking statements.

Contact:	Stephen Weintraub
Executive Vice President, Secretary & CFO
(416) 866-3058
sweintraub@counselcorp.com